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                                                              Exhibit 4.5(d)



                                    FOURTH SUPPLEMENTAL INDENTURE dated as of
                           January 15, 1999 (this "Supplemental Indenture"), to the Indenture dated as of February 29, 1996 (the "Indenture"), between HEXCEL CORPORATION, a Delaware corporation (the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly known as First Trust of California, National Association), a national banking association, as trustee (the "Trustee"), as previously supplemented. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture.

                  WHEREAS, the Company desires to amend and have waived certain provisions of the Indenture, among other things, in respect of the Company's issuance of its Senior Subordinated Notes (as defined in Section 1(a) below);

                  WHEREAS, Section 9.02 of the Indenture authorizes the Company and the Trustee to amend and waive certain provisions of the Indenture with the consent of the Securityholders;

                  WHEREAS, Ciba Specialty Chemicals Inc., a corporation organized under the laws of Switzerland ("Ciba"), is the Holder of all of the Securities; and

                  WHEREAS, Ciba and the Company have agreed to modify and waive the terms of the Securities as set forth in this Supplemental Indenture, and accordingly, Ciba consents to this Supplemental Indenture.

                  NOW, THEREFORE, the Company and the Trustee hereby agree for the equal and ratable benefit of the Securityholders as follows:

                  SECTION 1. AMENDMENT OF INDENTURE. (a) Section 1.01 of the Indenture is hereby amended by adding thereto the following definitions in their proper alphabetical order:

                           "'SENIOR SUBORDINATED NOTE INDENTURE' means the
                  indenture pursuant to which the Senior Subordinated Notes will be issued."


                           "'SENIOR SUBORDINATED NOTES' means the 9 3/4% Senior
                  Subordinated Notes due 2009 of the Company in the aggregate principal


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                  amount not to exceed $240,000,000 and issued pursuant to the
                  Senior Subordinated Note Indenture."

                  (b) Clause (1) of Section 4.05 of the Indenture is hereby amended to read as follows:

                           "(1) any encumbrance or restriction pursuant to the
                  Credit Agreement, this Indenture, the Senior Subordinated Note Indenture and any agreement in effect at or entered into at the time of the Closing;"

                  SECTION 2. WAIVER. Any Default or Event of Default arising under the Indenture in connection with the consummation of the issuance of the Senior Subordinated Notes and the transactions contemplated thereby are hereby waived.

                  SECTION 3. CONFIRMATION. Except as hereby expressly amended or waived, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

                  SECTION 4. EFFECTIVENESS. This Supplemental Indenture shall take effect immediately up on its execution and delivery by the Company, the Trustee and Ciba.

                  SECTION 5. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one contract.

                  SECTION 6. EXECUTION. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

                  SECTION 7. APPLICABLE LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed by their duly authorized officers, all as of the date and year first above.

                                                     HEXCEL CORPORATION


                                                     by
                                                       -------------------------
                                                        Name:
                                                        Title:


                                                     U.S. BANK TRUST NATIONAL
                                                     ASSOCIATION


                                                     by
                                                       -------------------------
                                                         Name:
                                                         Title:


CONSENTED AND AGREED TO BY:

CIBA SPECIALTY CHEMICALS INC.


         by
           ------------------------------
             Name:
             Title:


         by
           ------------------------------
             Name:
             Title:

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                              OFFICERS' CERTIFICATE


                  The undersigned hereby certify that they are duly elected officers of Hexcel Corporation (the "Company"), and in such capacities they state the following with respect to the Fourth Supplemental Indenture, dated as of January 15, 1999 (the "Supplemental Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust of California, National Association), as trustee (the "Trustee"), which supplements the Indenture, dated as of February 29, 1996 as previously supplemented (the "Indenture"), between the Company and the Trustee with respect to the Increasing Rate Senior Subordinated Notes due 2003 (the "Notes") of the Company. Ciba Specialty Chemicals Inc. has consented to the Supplemental Indenture.

                  Based upon the foregoing and the investigation referred to below, the undersigned certify that:

                  1. The undersigned have read the Supplemental Indenture and
Section 9.02 of the Indenture.

                  2. The foregoing investigation was, in the opinion of the undersigned, sufficient to enable to undersigned the express the opinion whether the provisions of Section 9.02 of the Indenture have been complied with; and

                  3. The undersigned are of the opinion that the Supplemental Indenture is permitted by Section 9.02 of the indenture and that all conditions precedent under the Indenture to the execution of the Supplemental Indenture have been complied with.

                  IN WITNESS WHEREOF, the undersigned have executed this Officer's Certificate as of the 15th day of January, 1999.


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                                                 Title:


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                                                 Name:
                                                 Title:


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